UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 22, 2020 (May 19, 2020)

INTERFACE INC
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2020, the Board of Directors of Interface, Inc. (the “Company”) appointed Robert Pridgen (age 43) as Vice President and Chief Accounting Officer (the Company’s Principal Accounting Officer). Mr. Pridgen joined the Company on May 21, 2020. Prior to joining the Company, Mr. Pridgen served at Warner Media, LLC (formerly known as Turner Broadcasting) as its Vice President of Finance - Consolidated Financial Reporting and International Line of Business from 2017 to the present and as its Senior Director/Executive Director - International Planning and Reporting from 2013 to 2017. Before that, Mr. Pridgen served as Assistant Corporate Controller - Director of Financial Reporting and Technical Accounting at Graphic Packaging Holding Company from 2010 to 2013, and previously worked more than ten years at the public accounting firm Ernst & Young, LLP. In his role at the Company, Mr. Pridgen will report to Bruce A. Hausmann, Vice President, Chief Financial Officer and Treasurer.
Mr. Pridgen will initially receive a base salary of $295,000 per year.  He will be eligible for an annual cash bonus opportunity in an amount targeted at 40% of his base salary, subject to the terms and conditions of the Company's Executive Bonus Plan, and beginning in 2021 will also be eligible for performance- and service-based equity awards under the Company's Long-Term Incentive Plan, with a target opportunity of 40% of his annual base salary.  Mr. Pridgen will also receive a $50,000 cash signing bonus (repayable in whole or in part if he voluntarily terminates service within two years).  He will additionally be eligible to receive perquisites commensurate with those available to other officers of the Company, and he may participate in the Company's various health and other employment benefit plans for which he is otherwise eligible in accordance with terms of the plans and policies in effect from time to time.
Mr. Pridgen’s employment is “at will,” terminable by either the Company or Mr. Pridgen at any time. There are no arrangements or understandings between Mr. Pridgen and any other persons pursuant to which he was appointed as Vice President and Chief Accounting Officer of the Company, and Mr. Pridgen has no family relationship with any director or executive officer of the Company. Mr. Pridgen is not a party to any current or proposed transaction with the Company for which disclosure would be required under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: May 22, 2020